UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 22, 2008

OGE ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company, a regulated electric utility with approximately 765,000 customers in Oklahoma and western Arkansas, and Enogex LLC and its subsidiaries, a natural gas pipeline business with principal operations in Oklahoma.

On February 27, 2008, the Company’s Board of Directors approved the OGE Energy Corp. 2008 Stock Incentive Plan (“Stock Incentive Plan”) and the OGE Energy Corp. 2008 Annual Incentive Compensation Plan (“Annual Plan”), subject, in each case, to shareowner approval. At the Annual Meeting of Shareowners on May 22, 2008, the shareowners approved each of the plans. A brief description of the terms and conditions of the Stock Incentive Plan and the Annual Plan are set forth below. The descriptions are qualified in their entirety by reference to the actual plans that are exhibits hereto and incorporated by reference herein.

Stock Incentive Plan

The Stock Incentive Plan authorizes the issuance of up to 2,750,000 shares of common stock of the Company pursuant to the grant or exercise of incentive stock options (“ISOs”), nonqualified stock options, stock appreciation rights (“SARs”), restricted stock and performance units to officers, employees and nonemployee directors of the company and its affiliates. All 2,750,000 shares will be available for issuance upon exercise of ISOs, but not more than 600,000 shares may be issued as restricted stock. No single participant may be granted awards pursuant to the Stock Incentive Plan covering in excess of 500,000 shares (5,000 shares for non-employee directors) of common stock in any one calendar year and all such awards may be granted as stock options or SARs, if any. No participant may be granted performance units in any one calendar year payable in cash in an amount that would exceed $1,000,000 ($15,000 for non-employee directors). Subject to the foregoing limits, the shares available under the Stock Incentive Plan can be divided among the various types of awards and among the participants as the Compensation Committee of the Board of Directors of the Company sees fit. Awards may be granted for such terms as the Compensation Committee may determine, except that the term of a stock option may not exceed ten years from its date of grant. Awards will not be transferable, except by will and the laws of descent and distribution and, in the case of nonqualified stock options and any related SARs, if permitted by the Compensation Committee, as a gift to an optionee’s children or to a charitable organization described in Internal Revenue Code Section 170(c). The Compensation Committee will have broad authority to fix the terms and conditions of individual agreements with participants. The Stock Incentive Plan will terminate on June 30, 2018.

The types of stock-related grants that can be made under the Stock Incentive Plan are described in more detail below.

Stock Options. The Compensation Committee may grant options to purchase Common Stock at an option price (the “option price”) which cannot be less than 100% of the fair market value of such stock on the date of grant. The Stock Incentive Plan permits optionees, with the approval of the Compensation Committee, to pay the option price of options in cash, stock

(valued at its fair market value on the date of exercise) or a combination thereof. As noted above, options may be granted either as ISOs or nonqualified options.

SARs. An SAR entitles the holder to receive upon exercise the excess of the fair market value of a specified number of shares of common stock at the time of exercise over generally the option price for such shares specified in the related stock option. Such amount will be paid to the holder in shares of common stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Compensation Committee may determine. An SAR may be granted in conjunction with a contemporaneously granted ISO or a previously or contemporaneously granted nonqualified option. Because the exercise of an SAR is an alternative to the exercise of an option, the option will be canceled to the extent that the SAR is exercised and the SAR will be canceled to the extent the option is exercised.

Restricted Stock. The Compensation Committee may grant restricted stock to individuals with such restriction periods as the Compensation Committee may designate. The Compensation Committee may, prior to granting shares of restricted stock, designate certain participants as “Covered Employees” upon determining that such participants are or are expected to be “covered employees” within the meaning of Section 162(m)(3) of the Internal Revenue Code, and will provide that restricted stock awards to these Covered Employees cannot vest unless applicable performance goals established by the Compensation Committee are satisfied. These performance goals must be based on the attainment by the Company, one or more affiliates or one or more businesses or functional units thereof of: specified levels of total shareholder return; return on capital; earnings per share; market share; stock price; sales; costs; net operating income; net income; return on assets; earnings before income taxes, depreciation and amortization; return on total assets employed; capital expenditures; earnings before income taxes; economic value added; cash flow; cash available for distribution; retained earnings; return on equity; results of customer satisfaction surveys; aggregate product price and other product price measures; safety record; service reliability; demand-side management (including conservation and load management); operating and/or maintenance costs management (including operation and maintenance expenses per Kilowatt-hour (“Kwh”)); and energy production availability.

At the time of establishing a performance goal, the Compensation Committee may exclude the impact of certain specified events from the calculation of the performance goal. Such performance goals also may be based on the attainment of specified levels of performance of the Company, one or more affiliates or one or more businesses or functional units thereof under one or more of the measures described above relative to the performance of other corporations or indices. With respect to Covered Employees, all performance goals must be objective performance goals satisfying the requirements for “performance-based compensation” within the meaning of Section 162(m)(4) of the Internal Revenue Code. The Compensation Committee also may condition the vesting of restricted stock awards to participants who are not Covered Employees upon the satisfaction of these or other applicable performance goals. The provisions of restricted stock awards (including any applicable performance goals) need not be the same with respect to each participant. During the restriction period, the Compensation Committee may require that the stock certificates evidencing restricted shares be held by the Company. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Other than these restrictions on transfer and any other restrictions the Compensation Committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock award.

Performance Units. The Compensation Committee may grant performance units denominated in shares of Common Stock or cash, or representing the right to receive dividend equivalents with respect to shares of Common Stock, as determined by the Compensation Committee. Performance units will be payable in cash or shares of Common Stock or a combination thereof if applicable performance goals (based on one or more of the measures described above) are achieved during an award cycle. An award cycle will consist of a period of consecutive fiscal years or portions thereof designated by the Compensation Committee over which performance units are to be earned. After the conclusion of a particular award cycle, the Compensation Committee will determine the number of performance units granted to a participant which have been earned in view of actual performance against applicable performance goals and prior to the 15th day of the third month after the end of the award cycle shall deliver to such participant cash and/or the number of shares of common stock equal to the value of performance units determined by the Compensation Committee to have been earned.

The Compensation Committee will have the authority to determine the non-employee directors, officers and employees to whom and the time or times at which performance units will be awarded, the form and number of performance units to be awarded to any participant, the duration of the award cycle and any other terms and conditions of an award. In the event that a participant’s employment is terminated due to death, disability or retirement, the Compensation Committee will have the discretion to pay a prorated award, based on the participant’s number of months of service during the award cycle and achievement of performance goals over the entire award cycle.

Changes In Capitalization; Change Of Control. The Stock Incentive Plan provides that, in the event of any change in corporate capitalization, such as a stock split or dividend, or a corporate transaction, such as any merger, consolidation, share exchange, separation, spin-off or other distribution of stock or property of the Company, or any reorganization or partial or complete liquidation of the Company, the Compensation Committee or the Board will make such substitutions or adjustments in the number and kind of shares reserved for issuance under the Stock Incentive Plan, in the aggregate or to any participant, in the number, kind and option price of shares subject to outstanding stock options and SARs, and in the number and kind of shares subject to other outstanding awards granted under the Stock Incentive Plan as may be determined to be appropriate by the Compensation Committee or the Board, in its sole discretion. The Stock Incentive Plan also provides that in the event of a change of control (as defined in the Stock Incentive Plan) of the Company (i) any SARs and stock options outstanding as of the date of the change of control which are not then exercisable and vested will become fully exercisable and vested, (ii) the restrictions applicable to restricted stock will lapse and such restricted stock shall become free of all restrictions and fully vested and (iii) all performance units will be considered to be earned and payable in full in an amount that will be equal to the number of performance units that would have been payable had the performance goals been met at a level that would have resulted in 100% payout of the performance units awarded, and any restrictions will lapse and such performance units will be settled in cash as promptly as practicable but in no event later than the 15th day of the third month after the occurrence of the change of control. The holders of options, unless the Compensation Committee shall determine otherwise at grant, will have the right, for a period of 60 days after the date of the change of control, to surrender all or part of such options in exchange for a cash payment based on the excess of the fair market value per share on the date of exercise over the option price.

Annual Plan

Officers, executives or other key employees of the Company and its subsidiaries who, in the opinion of the Chief Executive Officer, can contribute significantly to the growth and profitability of the Company and its subsidiaries are eligible to be selected by the Compensation Committee to be granted target company awards and individual awards under the Annual Plan.

Target company awards (expressed as a percentage of base salary) are established independent of the target individual awards discussed below. On or before the 90th day of each incentive period and in any event before 25% or more of the incentive period has elapsed, the Compensation Committee will establish for each participant who is to be granted a target company award, the target company award and specific objective performance goals for the incentive period, which will be based on one or more of the following relating to the Company, one or more of its subsidiaries, or one or more businesses or functional units thereof: total shareholder return; return on equity; return on capital; earnings per share; market share; stock price; sales; costs; net operating income; net income; return on assets; earnings before income taxes, depreciation and amortization; return on total assets employed; capital expenditures; earnings before income taxes; economic value added; cash flow; cash available for distribution; retained earnings; results of customer satisfaction surveys; aggregate product price and other product price measures; safety record; service reliability; demand-side management (including conservation and load management); operating and/or maintenance cost management (including operation and maintenance expenses per Kwh); and energy production availability performance measures. At the time target company awards are established, the Compensation Committee may exclude the impact of certain specified events from the calculation of the company performance goal(s). Company performance goals may also be based on the attainment of specified performance levels of the Company, any of its subsidiaries and/or one or more businesses or functional units thereof under one or more of the measures described above relative to the performance of other corporations or indices. Upon establishing the target company awards, the Compensation Committee will establish a minimum level of achievement of the company performance goals that must be met in order to receive any portion of such award.

The level of achievement of the company performance goals at the end of the incentive period will determine the amount of each participant’s target company award that such participant will receive, which may exceed 100% of the participant’s target company award. If the minimum level of achievement of company performance goals for any incentive period is not met, no payment of an award will be made to the particular participant for that incentive period. To the extent that one or more minimum achievement levels are met or surpassed, and upon certification by the Compensation Committee that the company performance goals have been satisfied and that any other material terms and conditions of the target company award are met, payment of an award will be made to the participant for that incentive period. Payment will be made within the 2-½ month period after the end of the incentive period. The payment of all earned awards is subject to reduction or elimination by the Compensation Committee, in its sole discretion, until a change of control occurs. Except as set forth above, the Compensation Committee will have no additional discretion to modify the terms of target company awards. The maximum amount payable to a participant for an earned company award for any incentive period will not exceed $2,000,000.

The Annual Plan permits the award of target individual awards (expressed as a percentage of base salary), which are established independent of the target company awards discussed above. At the beginning of each incentive period, the Chief Executive Officer of the Company will recommend individual performance goals (which may be based in whole or in part on one or more company performance goals) for each plan participant who is to be granted a target individual award. The Compensation Committee will consider and approve or modify the recommendations as appropriate. The Chief Executive Officer may adjust individual performance goals if he determines external changes or other unanticipated conditions have materially affected the fairness of the goals. The level of achievement of the individual performance goals at the end of the incentive period will determine the amount of each participant’s target individual award that such participant will receive, which may range from 0% to 175% of the participant’s target individual award and cannot exceed $350,000. The payment of all earned individual awards is subject to approval by the Compensation Committee, and will in no way be contingent upon the attainment of, or the failure to attain, the company performance goals for the target company awards granted to participants. Payment will be made within the 2-½ month period after the end of the incentive period.

Because the individual performance goals described above are not required to be objective in nature, the award of target individual awards and the payout of individual awards do not qualify as “performance-based compensation” as defined in Section 162(m) of the Internal Revenue Code. In order to ensure compliance with Section 162(m), the Annual Plan precludes the granting of target individual awards or payout of individual awards to participants who are or may be Covered Employees and for whom the Compensation Committee intends amounts payable under an award to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m). However, the Compensation Committee desires to retain the ability to evaluate other key employees on a subjective basis through target individual awards.

In the event of separation from service due to death, total and permanent disability or retirement, and such separation does not occur within 24 months after a change of control, any earned awards (individual awards and/or company awards) for the incentive period in which the separation occurs will be prorated to reflect participation prior to separation from service. In the event of a separation from service for any other reason, and such separation does not occur within 24 months after a change of control, all of a participant’s rights to an earned award for the incentive period then in progress will be forfeited; provided that, except in the event of termination for cause, the Compensation Committee may, in its discretion, pay a prorated award for the portion of the incentive period that the participant was employed.

If any participant incurs a separation from service voluntarily or involuntarily for any reason other than for cause within 24 months after a change of control (as defined in the Annual Plan), the target company award and the target individual award established for the participant for the incentive period in progress at the time of termination, which is prorated for the portion of the incentive period the participant is employed, will be paid to the participant within 10 business days. If, however, the participant is a “specified employee” (as defined in Internal Revenue Code Section 409A) at the time of separation, such amount will be deferred and paid on the first day of the seventh month following separation or on earlier death.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.01	The Company’s 2008 Stock Incentive Plan. (Filed as Annex A to OGE Energy’s Proxy Statement for the 2008 Annual Meeting of Shareowners (File No. 1-12579) and incorporated by reference herein)
10.02

The Company’s 2008 Annual Incentive Compensation Plan. (Filed as Annex B to OGE Energy’s Proxy Statement for the 2008 Annual Meeting of Shareowners (File No. 1-12579) and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

May 28, 2008